Exhibit 99.3

UNAUDITED PRO FORMA FINANCIAL STATEMENTS OF CREATD, INC.

References to “Creatd”, the “Company”, “we”, “us” and “our” mean Creatd, Inc. and its consolidated subsidiaries, unless the context otherwise requires.

On July 20, 2021, the Company entered into a Stock Purchase Agreement to purchase 44% ownership and 55% of voting power of the issued and outstanding shares of WHE Agency, Inc., (“WHE”). The aggregate closing consideration was $935,000, which consists of a combination of $144,750 in cash and $790,250 in the form of 224,503 shares of the Company’s restricted common stock at a price of $3.52 per share. Based on the purchase price of $935,000 for 44% ownership, the fair value of the non-controlling interest would be approximately $1,190,000.

WHE is a talent management and public relations agency dedicated to the representation and management of family- and lifestyle-focused influencers and digital creators. The transaction leverages the existing synergies between Creatd and WHE, specifically enabling WHE to utilize the Vocal platform and technology to further expand its creator network, introduce new verticals, and deepen existing brand ties. At the same time, the addition of WHE enables Creatd to expand its existing agency offerings, specifically within the scope of influencer marketing. With WHE in its portfolio, Creatd has expanded the pool of talent available to partner with its brand clients. Additionally, the transaction created immense opportunity for Creatd in terms of both human capital and market expansion. First, the transaction enables Creatd to enhance its own talent pool; gaining access to WHE’s highly skilled talent managers and brand liaisons fuels new capacity for innovation and growth. Second, WHE’s influencers work with a large set of brand partners, all of whom stand to benefit by working with Creatd Partners on Vocal for Brands marketing campaigns. Integrating WHE and its influencer network into Creatd provides Creatd the benefit of a significantly expanded customer base.

The following unaudited pro forma condensed combined financial statements, which are referred to as the unaudited pro forma financial statements, have been prepared to assist in the analysis of financial effects of the Merger. The unaudited pro forma combined condensed statements of operations, which are referred to as the unaudited pro forma statements of operations, combine the historical consolidated statements of operations of Creatd and WHE Agency, Inc, giving effect to the Merger, as if it had been completed on the first day of the period. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 were derived from the condensed consolidated financial statements of Creatd and WHE Agency, Inc. The unaudited pro forma condensed combined balance sheet, which is known as the unaudited pro forma balance sheet, combines the historical balance sheets of Creatd and WHE Agency, Inc as of June 30, 2021 and December 31, 2020, giving effect to the Merger, as if it had been completed on the first day of the period presented. The historical financial statements of WHE Agency, Inc have been adjusted to reflect certain reclassification and other conforming adjustments in order to align to Creatd’s condensed financial statement presentation.

Assumptions and estimates underlying the adjustments to the unaudited pro forma financial statements, which are referred to as the pro forma adjustments, are described in the accompanying notes. The historical consolidated financial statements have been adjusted in the unaudited pro forma financial statements to give effect to pro forma events that are directly attributable to the Merger. The unaudited pro forma financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the merger occurred on the dates indicated. Further, the unaudited pro forma financial statements do not purport to project the future operating results or financial position of the combined company following the merger. The unaudited pro forma financial statements include the assets and liabilities of WHE Agency, Inc. adjusted for Creatd’s historical cost basis. The final purchase price allocation may be materially different than that reflected in the pro forma purchase price allocation presented herein.

The unaudited pro forma financial statements, although helpful in illustrating the financial characteristics of the combined company under one set of assumptions, do not reflect the benefits of expected synergies or cost savings (or associated synergies or costs to achieve such savings), opportunities to earn additional revenue, or other factors that may result as a consequence of the merger and, accordingly, do not attempt to predict or suggest future results. Further, the unaudited pro forma financial statements do not reflect (i) any other acquisition subsequent to the balance sheet date presented or (ii) the effect of any regulatory actions that may impact the results of the combined partnership following the merger.

The unaudited pro forma financial statements have been developed from and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma financial statements;

●	the historical consolidated financial statements of Creatd for the six months ended June 30, 2021 and for the year ended December 31, 2020 filed as a part of the registration of which this prospectus forms a part; and

●	the historical financial statements of WHE Agency, Inc. for the six months ended June 30, 2021 and for the period from March 5, 2020 (inception) through December 31, 2020 filed as an exhibit to the registration statement of which this prospectus forms a part.

Creatd, Inc.

PRO FORMA CONSOLIDATED BALANCE SHEETS

JUNE 30, 2021

(Unaudited)

	Creatd, Inc. and Subsidiaries	WHE Agency, Inc.	Adjustments	Consolidated Balance
Assets

Current Assets
Cash	$2,124,656	$18,946	$(144,750)	$1,998,852
Accounts receivable, net	284,419	533,860	-	818,279
Prepaid expenses and other current assets	888,788	-	-	888,788
Total Current Assets	3,297,863	552,806	(144,750)	3,705,919

Property and equipment, net	60,412	-	-	60,412
Intangible assets	1,493,864	-	-	1,493,864
Excess purchase price over net assets acquired	-	-	1,999,282	1,999,282
Goodwill	1,037,992	-	-	1,037,992
Deposits and other assets	148,450	-	-	148,450
Minority investment in business	367,096	-	-	367,096
Operating lease right of use asset	199,441	-	-	199,441

Total Assets	$6,605,118	$552,806	$1,854,532	$9,012,456

Liabilities and Shareholders’ Equity

Current Liabilities
Accounts payable and accrued liabilities	$2,952,353	$427,088	$-	$3,379,441
Derivative liabilities	436,295	-	-	436,295
Convertible Notes, net of debt discount and issuance costs	67,048	-	-	67,048
Current portion of operating lease payable	95,579	-	-	95,579
Note payable - related party, net of debt discount	7,890	-	-	7,890
Note payable, net of debt discount and issuance costs	1,054,600	-	-	1,054,600
Deferred revenue	208,517	-	-	208,517

Total Current Liabilities	4,822,282	427,088	-	5,249,370

Non-current Liabilities:
Note payable	34,036	-	-	34,036
Convertible Notes	2,099,400	-	-	2,099,400
Operating lease payable	102,231	-	-	102,231

Total Non-current Liabilities	2,235,667	-	-	2,235,667

Total Liabilities	7,057,949	427,088	-	7,485,037

Commitments and contingencies

Shareholders’ Equity
Series E Preferred stock, $0.001 par value, 1,088 and 7,738 shares issued and outstanding, respectively	1	-	-	1
Common stock par value $0.001: 100,000,000 shares authorized;	11,858	-	225	12,083
Additional paid in capital	87,131,333	45,525	744,500	87,921,358
Less: Treasury stock, 5,657 and 5,657 shares, respectively	(62,406)	-	-	(62,406)
Accumulated deficit	(87,544,953)	80,193	(133,502)	(87,598,262)
Accumulated other comprehensive income	(45,097)	-	-	(45,097)
Total Creatd, Inc. Shareholders’ Equity	(509,264)	125,718	611,223	227,677
Non-controlling interest in consolidated subsidiary	56,433	-	1,243,309	1,299,742
	(452,831)	125,718	1,854,532	1,527,419

Total Liabilities and Shareholders’ Equity	$6,605,118	$552,806	$1,854,532	$9,012,456

The accompanying notes are an integral part of these condensed consolidated financial statements.

Creatd, Inc.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

	Creatd, Inc. and Subsidiaries	WHE Agency, Inc.	Adjustments	Consolidated Balance

Net revenue	$1,212,870	$479,645	$-	$1,692,515

Gross margin	1,212,870	479,645	-	1,692,515

Operating expenses
Research and development	257,431	-	-	257,431
Marketing	2,881,816	-	-	2,881,816
Stock based compensation	6,276,161	-	-	6,276,161
General and administrative	8,080,797	382,303	-	8,463,100

Total operating expenses	17,496,205	382,303	-	17,878,508

Loss from operations	(16,283,335)	97,342	-	(16,185,993)

Other income (expenses)
Other income	512,071	-	-	512,071
Interest expense	(1,376,902)	-	-	(1,376,902)
Accretion of debt discount and issuance cost	(4,303,072)	-	-	(4,303,072)
Change In derivative liability	3,019,457	-	-	3,019,457
Impairment of investment	(11,450)	-	-	(11,450)
Impairment of debt security	(50,000)	-	-	(50,000)
Settlement of vendor liabilities	(126,087)	-	-	(126,087)
Gain on marketable securities	(7,453)	-	-	(7,453)
Gain (loss) on extinguishment of debt	(5,586,012)	-	-	(5,586,012)

Other expenses, net	(7,929,448)	-	-	(7,929,448)

Income (loss) before income tax provision	(24,212,783)	97,342	-	(24,115,441)

Income tax provision	-	-	-	-

Net income (loss)	$(24,212,783)	$97,342	$-	$(24,115,441)

Non-controlling interest in net income	-	-	(54,512)	(54,512)

Net income (Loss) attributable to Creatd, Inc.	(24,212,783)	97,342	(54,512)	(24,169,953)

Deemed dividend	(3,135,702)	-	-	(3,135,702)

Net loss attributable to common shareholders	(27,348,485)	97,342	(54,512)	(27,305,655)

Comprehensive loss

Net income (loss)	(24,212,783)	97,342	-	(24,115,441)

Currency translation gain (loss)	(31,239)	-	-	-

Comprehensive income (loss)	$(24,244,022)	$97,342	$-	$(24,115,441)

Per-share data
Basic and diluted loss per share	$(17.05)	$-	$-	$(11.73)

Weighted average number of common shares outstanding	1,604,051	-	-	1,789,189

The accompanying notes are an integral part of these condensed consolidated financial statements.

Creatd, Inc.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

	Creatd, Inc. and Subsidiaries	WHE Agency, Inc.	Adjustments	Consolidated Balance

Net revenue	$1,714,770	$464,396	$-	$2,179,166

Gross margin	1,714,770	464,396	-	2,179,166

Operating expenses
Research and development	385,450	-	-	385,450
Marketing	6,237,179	-	-	6,237,179
Stock based compensation	3,510,489	-	-	3,510,489
General and administrative	5,908,444	466,545	-	6,374,989

Total operating expenses	16,041,562	466,545	-	16,508,107

Loss from operations	(14,326,792)	(2,149)	-	(14,328,941)

Other income (expenses)
Interest expense	(259,431)	-	-	(259,431)
Accretion of debt discount and issuance cost	(851,364)	-	-	(851,364)
Derivative expense	(100,502)	-	-	(100,502)
Change In derivative liability	(262,831)	-	-	(262,831)
Impairment of investment	(62,733)	-	-	(62,733)
Settlement of vendor liabilities	92,909	-	-	92,909
Gain (loss) on extinguishment of debt	286,009	-	-	286,009
Gain on Forgiveness of debt	279,022	-	-	279,022

Other expenses, net	(878,921)	-	-	(878,921)

Loss before income tax provision	(15,205,713)	(2,149)	-	(15,207,862)

Income tax provision	-	-	-	-

Net loss	$(15,205,713)	$(2,149)	$-	$(15,207,862)

Non-controlling interest in net income (loss)	432	-	1,203	1,635

Net loss attributable to Creatd, Inc.	(15,205,281)	(2,149)	1,203	(15,206,227)

Deemed dividend	(410,750)	-	-	(410,750)

Net loss attributable to common shareholders	(15,616,031)	(2,149)	1,203	(15,616,977)

Comprehensive loss

Net loss	(15,205,713)	(2,149)	-	(15,207,862)

Currency translation gain (loss)	(7,863)	-	-	-

Comprehensive loss	$(15,213,576)	$(2,149)	$-	$(15,207,862)

Per-share data
Basic and diluted loss per share	$(1.49)	$-	$-	$(1.38)

Weighted average number of common shares outstanding	10,465,815	-	-	10,690,318

The accompanying notes are an integral part of these condensed consolidated financial statements.

CREATD, INC. AND SUBSIDIARIES

NOTES TO PROFORMA FINANCIAL STATEMENTS

(Unaudited)

1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma consolidated balance sheet has been derived from the historical financial statements of Creatd after giving effect to the acquisition of WHE Agency, Inc.

Historical financial information has been adjusted in the pro forma balance sheet and statements of operations to give effect to pro forma events that are: directly attributable to the Merger.

The unaudited pro forma consolidated statements do not necessarily represent the actual results that would have been achieved had the companies been combined at the beginning of the year, nor may they be indicative of future operations. These unaudited pro forma financial statements should be read in conjunction with the companies’ respective historical financial statements and notes included thereto.

2. MERGER CONSIDERATION STRUCTURE

The aggregate closing consideration was $935,000, which consists of a combination of $144,750 in cash and $790,250 in the form of 224,503 shares of the Company’s restricted common stock at a price of $3.52 per share. Based on the purchase price of $935,000 for 44% ownership.

Consideration from WHE

Cash	$144,750
Common stock consideration	790,250
Total Consideration	935,000

Allocation of purchase price
Cash	18,946
Accounts receivable	533,860
Excess purchase price over net assets acquired	1,999,282
Accounts payable and accrued expenses	(427,088)
Non-controlling interest	(1,190,000)
Total allocation of purchase price	$935,000

3. PRO FORMA ADJUSTMENTS

The adjustments included in the pro forma balance sheet are to give effect to the merger of WHE Agency, Inc.

5